SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported): December 12, 1996

                            Hudson Hotels Corporation
           (formerly Microtel Franchise and Development Corporation)
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          New York                   0-17838                   16-1312167
--------------------------------------------------------------------------------
(State of Other Jurisdiction     (Commission File            (IRS Employer
      of Incorporation)               Number)              Identification No.)


One Airport Way, Suite 200, Rochester, New York                        14624
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)


Registrant's telephone number, including area code: (716) 436-6000


________________________________________________________________________________
         (Former Name of Founder Address, if Changed Since Last Report)

                            HUDSON HOTELS CORPORATION
                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT
                                  ON FORM 8-K/A


Hudson Hotels Corporation hereby amends items 2 and 7 of its Current Report on Form 8-K, which was filed on December 12, 1996, as set forth in the pages attached hereto:

Item 2. Acquisition of Assets

Financial statements for SB Motel Corp. acquired during the fourth quarter of 1996 are presented in item 7.

Item 7. Financial Statements and Exhibits

      a.    Financial Statements of Businesses Acquired:

            Audited combined balance sheets of SB Motel Corporations as of December 31, 1995 and 1994 and September 30, 1996 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996.

      b.    Pro Forma Financial Information:

            Pro forma Condensed Consolidated Balance Sheet of the Company as of September 30, 1996 (unaudited).

            Pro forma Consolidated Statement of Income of the Company for the year ended December 31, 1995 and nine months ended September 30, 1996 (unaudited).

            Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations (unaudited)

      c.    Exhibits:

            There are no exhibits which are filed with this report.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HUDSON HOTELS CORPORATION

                                             By: /s/ Taras M. Kolcio
                                                 -------------------------------
                                                 Taras M. Kolcio
                                                 Chief Financial Officer

                              SB MOTEL CORPORATIONS

                                      INDEX

                                                                        PAGE(S)
                                                                        -------

Report of Independent Accountants...........................................1

Combined Balance Sheets
         As of December 31, 1994 and 1995 and September 30, 1996............2

Combined Statements of Operations
         For the Years Ended December 31, 1994 and 1995 and
         The Nine Months Ended September 30, 1996...........................3

Combined Statements of Stockholder's Equity
         For the Years Ended December 31, 1994 and 1995 and
         The Nine Months Ended September 30, 1996...........................4

Combined Statements of Cash Flows
         For the Years Ended December 31, 1994 and 1995 and
         The Nine Months Ended September 30, 1996...........................5

Notes to Combined Financial Statements...................................6-11

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Boards of Directors of the
SB Motel Corporations and Hudson Hotels Corporation:

We have audited the accompanying combined balance sheets of the SB Motel Corporations as described in Note 1 (the "Corporations"), as of December 31, 1994 and 1995 and September 30, 1996, and the related combined statements of operations, changes in stockholder's equity and cash flows for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996. These combined financial statements are the responsibility of the Corporations' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Corporations' management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Corporations as of December 31, 1994 and 1995 and September 30, 1996, and the combined results of their operations and their cash flows for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996, in conformity with generally accepted accounting principles.

As discussed in Note 8, the Corporations sold the twelve Motels on November 27, 1996, and filed for dissolution on December 20, 1996.



/s/ Coopers & Lybrand, L.L.P.
New York, New York
January 20, 1997

                              SB MOTEL CORPORATIONS
                             COMBINED BALANCE SHEETS

                                                            December 31
                                                            -----------           September 30,
                                                        1994           1995           1996
                                                    ------------   ------------   ------------
ASSETS
Investment in motel properties (Notes 1, 2 and 3):
  Land                                              $  2,871,243   $  2,871,243   $  2,871,243
  Buildings and improvements                          21,212,493     22,941,350     22,946,427
  Construction in progress                               291,151           --             --
  Furniture and equipment                              4,421,879      6,164,422      6,513,346
                                                    ------------   ------------   ------------
                                                      28,796,766     31,977,015     32,331,016
  Less - accumulated depreciation                       (795,043)    (1,875,868)    (2,996,281)
                                                    ------------   ------------   ------------
  Net investment in motel properties                  28,001,723     30,101,147     29,334,735
Cash and cash equivalents (Note 2)                     2,522,830      1,336,245      1,957,989
Accounts receivable, net of allowance for
doubtful accounts of $5,785, $4,081 and
$6,351, respectively (Note 2)                            221,804        204,684        459,881
Due from parent (Note 3)                               2,186,045      4,403,196      8,716,563
Prepaid expenses and other assets, net of
accumulated amortization of $6,864, $22,612
and $34,487, respectively                                326,028        318,565        338,946
                                                    ------------   ------------   ------------

  Total assets                                      $ 33,258,430   $ 36,363,837   $ 40,808,114
                                                    ============   ============   ============

LIABILITIES AND STOCKHOLDER'S EQUITY
LIABILITIES
Accounts payable and accrued expenses               $    680,873   $    935,780   $  1,093,080
Loans payable to parent, including accrued
interest of $61,516, $56,680 and $52,312,
respectively (Note 3)                                 31,202,516     30,022,680     30,018,312
Federal income taxes payable to parent
(Notes 2 and 7)                                          497,954      1,860,786      3,364,568
State income taxes payable (receivable)                  (48,887)        87,646         82,475
                                                    ------------   ------------   ------------
  Total liabilities                                   32,332,456     32,906,892     34,558,435
                                                    ------------   ------------   ------------
Commitments (Notes 5 and 6)
STOCKHOLDER'S EQUITY
Common stock, at stated value (Note 3)                     1,200          1,200          1,200
Retained earnings                                        924,774      3,455,745      6,248,479
                                                    ------------   ------------   ------------
  Total stockholder's equity                             925,974      3,456,945      6,249,679
                                                    ------------   ------------   ------------
  Total liabilities and stockholder's equity        $ 33,258,430   $ 36,363,837   $ 40,808,114
                                                    ============   ============   ============

     The accompanying notes are an integral part of the combined financial statements.

                              SB MOTEL CORPORATIONS

                        COMBINED STATEMENTS OF OPERATIONS

                                                                  For the Nine
                                          For the Years Ended     Months Ended
                                              December 31,        September 30,
                                           1994         1995          1996
                                        -----------  -----------  -----------
REVENUE

Revenue from motel operations (Note 2)  $12,217,961  $17,787,226  $15,476,909
Interest income                             122,542       77,356       46,486
                                        -----------  -----------  -----------

  Total revenue                          12,340,503   17,864,582   15,523,395

OPERATING EXPENSES

Payroll                                   4,022,200    4,525,194    3,555,825
General and administrative                1,114,323    1,139,635    1,135,057
Food and beverage                            97,693       98,969       93,811
Marketing                                   319,771      360,339      303,932
Franchise fees                              379,990    1,175,421      950,989
Repairs and maintenance                     460,850      400,997      336,121
Rooms expense                               800,400      973,870      839,653
Utilities                                 1,130,256    1,210,756      927,038
Ground lease                                 24,550       30,852       45,432
Real estate taxes                           438,612      450,020      360,508
Insurance                                   141,603      179,848      144,457
Management fees (Note 4)                    225,692      665,573      651,495
                                        -----------  -----------  -----------

  Total operating expenses                9,155,940   11,211,474    9,344,318
                                        -----------  -----------  -----------

                                          3,184,563    6,653,108    6,179,077

Loss on disposal of fixed assets            412,635      469,294         --
Interest expense (Note 3)                   355,132      720,206      478,444
Depreciation and amortization (Note 2)      800,834    1,287,722    1,132,288
                                        -----------  -----------  -----------

Income before income taxes                1,615,962    4,175,886    4,568,345

Income tax expense (Notes 2 and 7)          684,756    1,644,915    1,775,611
                                        -----------  -----------  -----------

  Net income                            $   931,206  $ 2,530,971  $ 2,792,734
                                        ===========  ===========  ===========

     The accompanying notes are an integral part of the combined financial statements.

                              SB MOTEL CORPORATIONS

                   COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1994 and 1995
                AND FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996


                                                                       TOTAL
                                        COMMON      RETAINED       STOCKHOLDER'S
                                        STOCK       EARNINGS          EQUITY
                                        ------     -----------      -----------
Balance, December 31, 1994              $1,200     $    (6,432)     $    (5,232)

Net Income                                --           931,206          931,206
                                        ------     -----------      -----------

Balance, December 31, 1994               1,200         924,774          925,974

Net Income                                --         2,530,971        2,530,971
                                        ------     -----------      -----------

Balance, December 31, 1995               1,200       3,455,745        3,456,945

Net Income                                --         2,792,734        2,792,734
                                        ------     -----------      -----------

Balance, September 30, 1996             $1,200     $ 6,248,479      $ 6,249,679
                                        ======     ===========      ===========

     The accompanying notes are an integral part of the combined financial statements.

                              SB MOTEL CORPORATIONS

                        COMBINED STATEMENTS OF CASH FLOWS

                                                                 For the Years Ended        For the Nine
                                                                     December 31,           Months Ended
                                                             ---------------------------    September 30,
                                                                 1994           1995           1996
                                                             ------------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income                                                   $    931,206    $ 2,530,971    $ 2,792,734

Adjustments to reconcile net income to net cash provided by operating activities:

  Loss on disposal of fixed assets                                412,635        469,294           --
  Depreciation and amortization                                   800,834      1,287,722      1,132,288
  Increase (decrease) in allowance for doubtful accounts            5,785         (1,704)         2,270

Changes in assets and liabilities:
  (Increase) decrease in accounts receivable                      (58,809)        18,824       (257,467)
  Increase in prepaid expenses and other assets                  (257,376)        (8,285)       (32,256)
  Increase in accounts payable and accrued expenses               293,192        254,907        157,300
  Increase in federal income taxes payable to parent              501,415      1,362,832      1,503,782
  (Decrease) increase in state income taxes payable               (47,275)       136,533         (5,171)
  Increase (decrease) in interest payable                          61,516         (4,836)        (4,368)
                                                             ------------    -----------    -----------
  Total adjustments                                             1,711,917      3,515,287      2,496,378
                                                             ------------    -----------    -----------

  NET CASH PROVIDED BY OPERATING ACTIVITIES

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to investment in motel properties                  (9,138,160)    (3,840,692)      (354,001)
                                                             ------------    -----------    -----------
  NET CASH USED IN INVESTING ACTIVITIES                        (9,138,160)    (3,840,692)      (354,001)
                                                             ------------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Funds advanced to parent                                     (2,186,045)    (2,217,151)    (4,313,367)
  Repayment of loans payable to parent                         (4,900,000)    (1,175,000)          --
  Proceeds from loans payable to parent                        12,000,000           --             --
                                                             ------------    -----------    -----------
  NET CASH PROVIDED BY (USED IN) FINANCING
  ACTIVITIES                                                    4,913,955     (3,392,151)    (4,313,367)
                                                             ------------    -----------    -----------
  Net (decrease) increase in cash                              (1,581,082)    (1,186,585)       621,744
  Cash and cash equivalents, beginning of period                4,103,912      2,522,830      1,336,245
                                                             ------------    -----------    -----------
  Cash and cash equivalents, end of period                   $  2,522,830    $ 1,336,245    $ 1,957,989
                                                             ============    ===========    ===========


     The accompanying notes are an integral part of the combined financial statements.

                              SB MOTEL CORPORATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.    Business and Organization

      SB Motel Corp. ("SB Motel"), the parent company, formed the Delaware corporations listed below (the "SB Motel Corporations" or the "Corporations") on November 18, 1993, for the purpose of owning and operating 12 motels (the "Motels") known as the Cricket Inns(R) in the Southeast region of the United States of America. Eight of these Motels are now operating under the Fairfield Inn by Marriott(R) Franchise.

      On December 1, 1993, (the "Acquisition Date"), SB Motel purchased $63,200,000 of Motels of America Portfolio III Notes (the "Notes") from Salomon Brothers Realty Corp., an affiliate, for approximately $27,015,000, which represented the equity interest in seventeen properties. The assets were transferred at the cost basis of the related entity, which approximated their fair value. Each of the Corporations was allocated various assets and liabilities on the Acquisition Date. SB Motel Mortgage Corp., a wholly-owned subsidiary of SB Motel, provides servicing of the Notes, if necessary. Four of the properties and the Cricket Inn name were sold in 1995, while another property was demolished and is not included in these financial statements.

      The twelve Corporations encompassed in these financial statements are as follows:

      SB Motel Albany Corp.         SB Motel Durham-Research Triangle Park Corp.
      2586 North Slappey Boulevard  4507 NC Highway 55
      Albany, Georgia               Durham-RTP, North Carolina

      SB Motel Cary Corp.           SB Motel Raleigh Corp.
      1716 Walnut Street            3201 Old Wake Forest Road
      Cary, North Carolina          Raleigh, North Carolina

      SB Motel Charleston Corp.     SB Motel Richmond Corp.
      7415 Northside Drive          7300 West Broad Street
      Charleston, South Carolina    Richmond, Virginia

      SB Motel Charlotte I-85 Corp. SB Motel Statesville Corp.
      1200 West Sugar Creek Road    1503 East Broad Street
      Charlotte, North Carolina     Statesville, North Carolina

      SB Motel Columbia Corp.       SB Motel Virginia Beach Corp.
      8104 Two Notch Road           5745 Northampton Boulevard
      Columbia, South Carolina      Virginia Beach, Virginia

      SB Motel Durham-Duke Corp.    SB Motel Wilmington Corp.
      2306 Elba Street              4926 Market Street
      Durham-Duke, North Carolina   Wilmington, North Carolina

2.    Summary of Significant Accounting Policies

      Basis of Combination

      The combined financial statements include the accounts of the Corporations listed above and have been presented on a combined basis due to common ownership and management and because the Corporations have been sold in a single transaction (see Note 8). All interentity balances and transactions have been eliminated.

                              SB MOTEL CORPORATIONS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

2.    Summary of Significant Accounting Policies (continued)

      Cash Equivalents

      All highly liquid investments with an original maturity date of three months or less when purchased are considered to be cash equivalents.

      The Corporations have placed cash deposits with major financial institutions. As of September 30, 1996, cash and cash equivalents not federally insured were approximately $500,000.

      Investment in Motel Properties

      The motel properties are stated at cost. Depreciation is computed using the straight-line method based upon the following estimated useful lives:

             Building and improvements                    39 years
             Furniture and equipment                       7 years

      Repairs and maintenance are charged to operations as incurred; major renewals and betterments are capitalized.

      Management of the Corporations reviews the carrying value of each property to determine if circumstances exist indicating an impairment in the carrying value of the investment in the motel property or that depreciation periods should be modified. If facts or circumstances indicate the possibility of impairment, management of the Corporations will prepare a projection of the undiscounted future operating cash flows of the specific motel property and determine if the investment in motel property is recoverable based on the undiscounted future operating cash flows. Management of the Corporations does not believe that there are any factors or circumstances indicating impairment of any of its investment in motel properties.

      Franchise Costs

      The Corporations incurred certain costs in connection with establishing a franchising relationship with Fairfield Inn by Marriott. These costs were capital based as other assets and are being amortized on a straight-line basis over twenty years, the term of the franchise.

      Income Taxes

      Each Corporation files a state income tax return in the state where it operates a motel. For purposes of these financial statements, the Corporations' combined federal current and deferred liability was calculated using a federal tax rate of 35%. The Corporations' federal taxable income is included in the consolidated tax return of Salomon Brothers Holding Company Inc. ("SBHC").

      Revenue Recognition

      Revenue, principally from room rentals, is recognized as earned. Ongoing credit evaluations are performed and an allowance for potential credit losses is provided against the portion of accounts receivable which is estimated to be uncollectible.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

3.    Related Party Transactions

      On December 1, 1993, SB Motel borrowed approximately $27,015,000 from an affiliate, SBHC, to purchase the Notes which are collateralized by the Motels (see Note 1). Of that amount, approximately $24 million was loaned to the Corporations. These loans are payable upon demand, and are non-interest bearing.

      In June 1994, the Corporations borrowed $12 million from SB Motel. The Corporations repaid $4.9 million of their loans, while the balance of the proceeds were used to renovate the properties and to provide working capital. This loan from parent expires on May 31, 1997. Interest accrues at a banks federal funds rate plus .5% (6.6% at September 30, 1996). The average interest rate on this loan was 5.31%, 6.42%, and 5.77% for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

      Excess cash from the Motels' operations is transferred to SB Motel periodically and is available to fund future Motel operations, capital improvements or retire portions of loans payable to parent, if deemed necessary by management.

      Each of the Corporations was capitalized through the issuance of one hundred shares of common stock to SB Motel for one hundred dollars, which is authorized, issued and outstanding.

4.    Management Agreement

      The Corporations and American General Hospitality, Inc. ("AGHI") have entered into a management agreement ("Management Agreement") effective through December 31, 1996 (see Note 8). Under the provisions of the Management Agreement, AGHI undertakes and performs all management and maintenance operations relating to each of these Motels, including all appropriate marketing services, room rentals and other duties that arise from the operations of these Motels.

      As compensation, AGHI receives the following:

      A. A base management fee equal to 5% of the combined gross operating profit, as defined, of all the Motels.

      B.    An accounting reimbursement fee equal to $850 per month, per Motel.

      An incentive management fee equal to fifteen percent of the combined adjusted gross operating profit, as defined in the Management Agreement, of the Corporations is payable monthly in conjunction with the above described base fee. The combined adjusted gross operating profit is defined as the combined gross operating profit less (i) accounting reimbursement and (ii) a ten percent cumulative return on the aggregate new capital investment in the Motels.

      In addition, AGHI earns a five percent supervisory fee on major capital improvements. These major capital improvements include the conversion of eight motels to Fairfield Inn by Marriott, and major renovations of four Cricket Inns. This supervisory fee is capitalized with the related capital improvements.

5.    Commitments

      A.    Fairfield Inn Conversion and Franchise Agreements

            In April 1994, eight Corporations (SB Motel Albany Corp., SB Motel Cary Corp., SB Motel Charleston Corp., SB Motel Columbia Corp., SB Motel Durham-Research Triangle Park Corp., SB Motel Richmond Corp., SB Motel Statesville Corp. and SB Motel Wilmington Corp., the "Franchisees") entered into agreements with a subsidiary of Marriott International, Inc., the "Franchisor", to convert and operate their existing motel as a Fairfield Inn by Marriott in accordance with and described in the Commitment Agreements and the Franchise Agreements. These Corporations, collectively, paid application fees upon the execution of these agreements of $200,600 and committed to construction and refurbishment costs of approximately $9.4 million. As of September 1, 1994, all eight motels were converted to Fairfield Inn by Marriott. In connection with these renovations, the Franchisees' disposed of furniture and equipment resulting in a loss of $412,635 in 1994. The Franchise Agreements, which are for a term of twenty years from the first date operating as a Fairfield Inn by Marriott, require the following fees to be paid to the Franchisor: a royalty fee of four percent (4%) of gross room revenues, a contribution to a marketing fund (which shall be maintained and administered by the Franchisor) of two and one-half percent (2 1/2%) and which could be increased to three and on-half percent (3 1/2%), a reservation system fee (which) is subject to change by the Franchisor on an annual basis) of one percent (1%) of Franchisee's gross room revenues plus two dollars and fifteen cents ($2.15) for each reservation confirmed and a property management system fee (which is subject to change by the Franchisor on an annual basis) equal to the lesser of one dollar and fifty cents ($1.50) per guest room or one hundred and fifty dollars ($150) per accounting period. The Franchise Agreements also require that the motels be furnished and maintained in a manner fully described in these agreements (including the right by the Franchisor to require an upgrade of the motels on the fifth, tenth and fifteenth anniversary dates at the Franchisee's expense), restrictions on transferability of franchise and liquidated damages upon termination of Franchise Agreement due to the Franchisee's default.

      B.    Cricket Inn Franchise Agreements

            In connection with a sale of the Cricket Inn trademark by SB Motel, SB Motel Charlotte I-85 Corp., SB Motel Durham-Duke Corp., SB Motel Raleigh Corp. and SB Motel Virginia Beach Corp. entered into twenty year Franchise Agreements. Under the terms of these agreements, royalty fees are 2% of room revenue until March 15, 1997, at which time no further royalty fees are payable for the duration of the Franchise Agreement. Reservation and marketing fees each range from actual pass through costs to a maximum of 1% of room revenue. Additionally, these Corporations can terminate their Franchise Agreements after the seventh month to twenty-fourth month for liquidated damages of $200 per guest room. Termination after the second year anniversary requires only 30 days notice without any liquidated dames or fees.

            On December 30, 1995, an amendment to the Franchise Agreements was executed whereby for a period of one year beginning January 1, 1996, the franchisees may, at their election, cease paying marketing fees and may instead expend the funds which otherwise would be paid as marketing fees on advertising and other marketing for their motel properties.

      C.    Cricket Inn Renovation

            In December 1994, four Corporations (SB Motel Charlotte I-85 Corp., SB Motel Durham-Duke Corp., SB Motel Raleigh Corp. and SB Motel Virginia Beach Corp.) committed to construction and refurbishment costs of approximately $3.5 million. This renovation project was completed in August 1995 and resulted in a $469,294 loss on disposal of furniture and equipment.

6.    Leasehold Interest

      SB Motel Statesville Corp. ("Statesville") assumed a ground lease for the land on which the Motel it owns is situated. The initial term of this lease commenced in February 1984 and expires April 30, 2005. The annual rental through April 30, 1995 was the greater of (i) $22,000 less one-half percent of gross room rentals from the Statesville motel during the ninth year of the lease term (the twelve months ending April 30, 1991) or (ii) three and one-half percent of the lease year room rentals from the Statesville motel. Statesville may renew the lease at its option, for three additional ten-year periods ended April 30, 2035. The annual rental during the final ten years of the initial term and each extension is the greater of $22,000 less one-half percent of gross room rentals from the Statesville motel during the 1991 lease year of the lease term or four percent of gross room rentals from the Statesville motel during each lease year.

      Statesville has a right of first refusal to buy the land subject to the ground lease from the lessor during the lease term subject to the first refusal rights of Roses Department Stores, Inc. or its successors.

      Rent expense on the ground lease was $24,550, $30,852, and $45,432 for the years ended December 31, 1994 and 1995 and the nine months ended September 30, 1996, respectively.

      The future minimum rental payables assuming no gross room rentals during the initial lease term and no increases in the consumer price index are as follows for the years ended December 31:

               1997                                          $22,000
               1998                                           22,000
               1999                                           22,000
               2000                                           22,000
               2001 and thereafter                            95,333
                                                            --------
                                                            $183,333
                                                            ========

7.    Income Taxes

      The components of income tax reflected in the combined statements of operations are as follows:

                                        For the Years Ended       For the Nine
                                            December 31,          Months Ended
                                     ------------------------     September 30,
                                       1994           1995            1996
                                     --------      ----------      ----------
      Current:
        U.S. Federal                 $390,091      $1,177,177      $1,403,612
        State and Local               183,339         282,083         271,829
                                     --------      ----------      ----------
          Total current               573,430       1,459,260       1,675,441

        Deferred:
          U.S. Federal                111,326         185,655         100,170
                                     --------      ----------      ----------
        Income taxes                 $684,756      $1,644,915      $1,775,611
                                     ========      ==========      ==========

      Deferred taxes arise from temporary differences in book and tax depreciation of $318,078, $530,444 and $286,197 for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996, respectively. Accordingly, federal income taxes payable to parent includes a cumulative deferred tax liability of $111,326, $296,981 and $397,151 for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996, respectively.

      During the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996, the Corporations paid state income and franchise taxes of $230,616, $145,550 and $277,000, respectively.

      The effective income tax on combined pretax earnings differs from the amount calculated at the U.S. Federal statutory rate of 35% for the years ended December 31, 1994 and 1995 and for the nine months ended September 30, 1996 as follows:

                                            For the Years Ended    For the Nine
                                                December 31,       Months Ended
                                          ----------------------   September 30,
                                            1994         1995          1996
                                          --------    ----------    ----------
Provision computed at U.S. Federal
  Statutory Rate                          $565,587    $1,461,560    $1,598,921

State taxes, net of federal income
  tax benefit                              119,169       183,355       176,690
                                          --------    ----------    ----------

Provision for income taxes                $684,756    $1,644,915    $1,775,611
                                          ========    ==========    ==========

8.    Subsequent Event

      On November 27, 1996, SB Motel sold the twelve Motels to Hudson Hotels Properties Corp., a wholly-owned subsidiary of Hudson Hotels Corporation ("Hudson") for net proceeds of $60.2 million. The purchase price was comprised of $54.9 million in cash, $2.4 million in Hudson common stock and a $2.9 million one-year, promissory note. As a result of this transaction, SB Motel owns approximately 7.7% of Hudson's common stock and received a seat on Hudson's Board of Directors.

      Hudson and AGHI entered into an agreement whereby AGHI would provide management services for the Motels for the period of November 27, 1996 through December 31, 1996.

      Each of the Corporations completed the wind-up of its operations and filed for dissolution in the State of Delaware on December 20, 1996.

                   HUDSON HOTELS CORPORATION AND SUBSIDIARIES
                  Pro Forma Consolidated Financial Information
                                   (unaudited)

The following information reflects pro forma consolidated balance sheet date of Hudson Hotels Corporation and subsidiaries ("the Company") as of September 30, 1996 and consolidated results of operations data of the Company for the nine months ended September 30, 1996 and the year ended December 31, 1995.

The pro forma consolidated balance sheet data is presented as if the acquisitions of (i) Delray Beach Hotel Properties Limited, Brookwood Hotel Properties, Ridge Road Hotel Properties, L.P., Jamestown Hotel Properties, L.P., and Muar Lakes Associates, L.P. ("Hudson properties") and (ii) SB Motel Corp. and the issuance of the Company common stock as either total or partial consideration for both Hudson properties and SB Motel Corp. occurred on September 30, 1996.

The pro forma consolidated results of operations data for the nine months ended September 30, 1996 and year ended December 31, 1995 is presented as if the acquisition of both SB Motel Corp. and Hudson properties and the following transactions had occurred on January 1, 1995: (i) issuance of Company common stock as either total or partial consideration for acquisitions of SB Motel Corp. and Hudson properties and (ii) the issuance of $7.5 million of 7 1/2% convertible subordinated debentures due 2001 to the extent such proceeds were used to finance the acquisition.

The acquisitions have been or will be accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been or will be recorded at their estimated fair values which are subject to further refinement, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the above transactions will differ materially from the preliminary allocations.

The pro forma financial information does not purport to present the financial position or results of operations of the Company and the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma consolidated results of operations does not reflect certain additional cost savings and revenue enhancements that management believes may be realized following the acquisitions. These savings are expected to be realized through consolidation of certain services as well as revenue enhancements by increasing marketing efforts for the properties acquired and/or possible repositioning some of the properties based on its location. During 1995, a portion of the rooms in the SB Motel Corp. portfolio was under renovation, which substantially reduced revenues for 1995. Efforts will be made to increase revenue through enhancements. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

The pro forma consolidated financial statements are based on certain assumptions and adjustments described in the notes to the pro forma consolidated balance sheet and statement of operations and should be read in conjunction therewith and with the consolidated financial statements and related notes of the Company included in its December 31, 1995 10-KSB and the September 30, 1996 10-QSB and the financial statements and related notes of the acquired entities included elsewhere herein and the 8-K/A filed on November 12, 1996, in conjunction with the acquisition of Hudson properties.

                   HUDSON HOTELS CORPORATION AND SUBSIDIARIES
          Pro Forma Consolidated Balance Sheet as of September 30, 1996

                                               (A)             (B)            (C)
                                          Hudson Hotels                    Pro Forma
                                           Corporation    SB Motel Corp.   Adjustments      Company
                                           -----------      ----------     -----------    ------------
ASSETS

Current Assets
  Cash and cash equivalents                  1,317,708       1,957,989      (1,926,608)      1,349,089
  Accounts receivable - trade                  724,111         459,881        (459,881)        724,111
  Accounts receivable - affiliate              200,850       8,716,563      (8,716,563)        200,850
  Other current assets                       3,560,076         338,946        (253,335)      3,645,687
                                           -----------      ----------     -----------    ------------
    Total current assets                     5,802,745      11,473,379     (11,356,387)      5,919,737

Investment in partnership interests          2,826,524            --              --         2,826,524

Investment in land                             780,822            --              --           780,822

Real estate development                      3,453,570            --              --         3,453,570

Property and Equipment - Net                21,885,663      29,334,735      31,760,087      82,980,485

Deferred tax asset                             455,171            --              --           455,171

Mortgage note receivable - affiliate         1,300,000            --              --         1,300,000

Other assets                                 3,787,671            --         2,113,159       5,900,830
                                           -----------      ----------     -----------    ------------

  Total assets                              40,292,166      40,808,114      22,516,859     103,617,139
                                           ===========      ==========     ===========    ============


LIABILITIES AND SHAREHOLDERS' INVESTMENT

Current liabilities                          4,846,663      34,558,435     (34,335,570)      5,069,528

Deferred revenue - Beach Club                   98,117            --              --            98,117

Long-term debt                              22,662,939            --        60,702,108      83,365,047

Deferred revenue - land sale                   185,055            --              --           185,055

Limited partners' interest in
  consolidated partnerships                  1,297,937            --              --         1,297,937

Shareholders' Investment
  Common stock                                   4,416           1,200            (829)          4,787
  Preferred stock                                  295            --              --               295
  Additional paid in capital                13,530,675            --         2,399,629      15,930,304
  Warrants outstanding                          50,000            --              --            50,000
  Accumulated deficit                       (2,383,931)      6,248,479      (6,248,479)     (2,383,931)
                                           -----------      ----------     -----------    ------------

    Total shareholder's investment          11,201,455       6,249,679      (3,849,679)     13,601,455

    Total liabilities and shareholders'
    investment                              40,292,166      40,808,114      22,516,859     103,617,139
                                           ===========      ==========     ===========    ============


----------
See notes to pro forma consolidated balance sheet and statement of operations

HUDSON HOTELS CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996
(unaudited)

                                               (D)              (E)              (E)             (E)             (E)
                                                                              Ridge Road      Jamestown
                                                             Brookwood           Hotel          Hotel         Muar Lakes
                                           Hudson Hotels       Hotel          Properties,     Properties,     Associates,
                                           Corporation       Properties           LP              LP              LP
                                           ----------        ----------        --------        --------        --------
OPERATING REVENUES
  Hotel room revenue                        4,792,266         1,477,125         714,879         861,253         433,899
  Beach Club income                         1,932,196              --              --              --              --
  Management Fees                             752,995              --              --              --              --
  Royalties                                   450,776              --              --              --              --
  Other                                       759,079            52,751          16,907          15,383           2,877
                                           ----------        ----------        --------        --------        --------

  Total operating revenues                  8,687,312         1,529,876         731,786         876,636         436,776

Operating Expenses                          6,194,112         1,149,542         509,348         576,374         317,305
                                           ----------        ----------        --------        --------        --------
  Income from operations before
    depreciation and amortization           2,493,200           380,334         222,438         300,262         119,471

Depreciation and amortization                 475,390           172,999          61,164          77,449          38,173
                                           ----------        ----------        --------        --------        --------
  Income from operations                    2,017,810           207,335         161,274         222,813          81,298
Other income (expenses)

  Gain on sale of worldwide franchise
    rights                                    358,725              --              --              --              --
  Interest - net                             (673,080)         (413,694)       (129,439)        (90,016)        (62,059)
                                           ----------        ----------        --------        --------        --------
  Total other income (expense)               (314,355)         (413,694)       (129,439)        (90,016)        (62,059)

Income from operations, before income
  taxes, minority interest and equity in
  net losses of affiliates                  1,703,455          (206,359)         31,835         132,797          19,239
BENEFIT/(PROVISION) FROM
  TAXES                                      (490,837)             --              --              --              --
                                           ----------        ----------        --------        --------        --------

Income from operations before
  minority interest and equity in net
  losses of affiliates                      1,212,618          (206,359)         31,835         132,797          19,239

MINORITY INTEREST                            (363,378)             --              --              --              --

EQUITY IN INCOME OF
  AFFILIATES                                   63,762              --              --              --              --
                                           ----------        ----------        --------        --------        --------
NET INCOME                                    913,002          (206,359)         31,835         132,797          19,239
                                           ==========        ==========        ========        ========        ========
NET INCOME PER SHARE:
    PRIMARY                                     $0.21
                                           ==========
    FULL DILUTED                                $0.19
                                           ==========
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
    PRIMARY                                 3,762,151
                                           ==========
    FULLY DILUTED                           4,656,874
                                           ==========

                                               (F)                (C)
                                             SB Motel           Pro Forma
                                               Corp.           Adjustments             Company
                                            -----------        -----------           -----------
OPERATING REVENUES
  Hotel room revenue                         15,476,909         23,756,331
  Beach Club income                                --                 --               1,932,196
  Management Fees                                  --             (164,078)(G)           588,917
  Royalties                                        --                 --                 450,776
  Other                                          46,486               --                 893,483
                                            -----------        -----------           -----------

  Total operating revenues                   15,523,395           (164,078)           27,621,703

Operating Expenses                            9,344,318           (815,573)(H)        17,275,426
                                            -----------        -----------           -----------
  Income from operations before
    depreciation and amortization             6,179,077            651,495            10,346,277

Depreciation and amortization                 1,132,288            764,814(I)          2,722,277
                                            -----------        -----------           -----------
  Income from operations                      5,046,789           (113,319)            7,624,000
Other income (expenses)

  Gain on sale of worldwide franchise
    rights                                         --                 --                 358,725
  Interest - net                               (478,444)        (3,583,488)(J)        (5,430,220)
                                            -----------        -----------           -----------
  Total other income (expense)                 (478,444)        (3,583,488)           (5,071,495)

Income from operations, before income
  taxes, minority interest and equity in
  net losses of affiliates                    4,568,345         (3,696,807)            2,552,505
BENEFIT/(PROVISION) FROM
  TAXES                                      (1,775,611)         1,259,495(K)         (1,006,953)
                                            -----------        -----------           -----------

Income from operations before
  minority interest and equity in net
  losses of affiliates                        2,792,734         (2,437,312)            1,545,552

MINORITY INTEREST                                  --              269,164(L)            (94,214)

EQUITY IN INCOME OF
  AFFILIATES                                       --               (4,670)(M)            59,092
                                            -----------        -----------           -----------
NET INCOME                                    2,792,734         (2,172,818)            1,510,430
                                            ===========        ===========           ===========
NET INCOME PER SHARE:
    PRIMARY                                                                                $0.27
                                                                                     ===========
    FULL DILUTED                                                                           $0.25
                                                                                     ===========
WEIGHTED AVERAGE SHARES
  OUTSTANDING:
    PRIMARY                                                       1,506,378            5,268,529
                                                               ===========           ===========
    FULLY DILUTED                                                 1,506,378            6,163,252
                                                               ===========           ===========

----------
See notes to pro forma consolidated balance sheet and statement of operations

HUDSON HOTELS CORPORATION AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATION
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1995
(unaudited)

                                                                 (N)            (F)           (C)
                                                            Hudson Hotels    SB Motel       Pro Forma
                                                             Corporation       Corp.       Adjustments      Company
                                                             -----------    -----------    -----------    -----------
OPERATING REVENUES
  Hotel room revenue                                          11,051,719     17,787,226           --       28,838,945
  Beach Club income                                            2,632,563           --             --        2,632,563
  Management Fees                                                513,836           --             --          513,836
  Royalties                                                      455,284           --             --          455,284
  Other                                                          875,262         77,356           --          952,618
                                                             -----------    -----------    -----------    -----------

    Total operating revenues                                  15,528,664     17,864,582           --       33,393,246

Operating expenses                                            11,818,400     11,211,474       (665,573)    22,364,301
                                                             -----------    -----------    -----------    -----------

    Income from operations before
      depreciation and amortization                            3,710,264      6,653,108        665,573     11,028,945

Depreciation and amortization                                  1,015,059      1,287,722      1,361,642      3,664,423
                                                             -----------    -----------    -----------    -----------

  Income from operations                                       2,695,205      5,365,386       (696,069)     7,364,522

Other Income (Expenses)
  Gain on sales of worldwide franchise rights                  1,530,123           --             --        1,530,123
  Interest - net                                              (1,872,763)      (720,206)    (4,653,600)    (7,246,569)
  Loss on disposal of fixed assets                                  --         (469,294)       469,294
  Gain on repurchase of franchise rights                         150,000           --             --          150,000
                                                             -----------    -----------    -----------    -----------

    Total other income (expense)                                (192,640)    (1,189,500)    (4,184,306)    (5,566,446)

Income from operations, before income
  taxes, minority interest and equity in
  net losses of affiliates                                     2,502,565      4,175,886     (4,880,375)     1,798,076

BENEFIT/(PROVISION) FROM TAXES                                   245,993     (1,644,915)     1,283,286       (115,636)
                                                             -----------    -----------    -----------    -----------

Income from operations, before minority
  interest and equity in net losses of affiliates              2,748,558      2,530,971     (3,597,089)     1,682,440

MINORITY INTEREST                                               (101,965)          --             --         (101,965)
EQUITY IN LOSSES OF AFFILIATES                                   (43,024)          --             --          (43,024)
                                                             -----------    -----------    -----------    -----------

NET INCOME                                                     2,603,569      2,530,971     (3,597,089)     1,537,451
                                                             ===========    ===========    ===========    ===========

NET INCOME PER SHARE:
  PRIMARY                                                    $      0.51                                  $      0.35
                                                             ===========                                  ===========
  FULLY DILUTED                                              $      0.48                                  $      0.34
                                                             ===========                                  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING:
  PRIMARY                                                      3,643,123                       370,657      4,013,780
  FULLY DILUTED                                                4,599,618                       370,657      4,970,275

----------
See notes to pro forma consolidated balance sheet and statement of operations

                   HUDSON HOTELS CORPORATION AND SUBSIDIARIES
    Notes to Pro Forma Consolidated Balance Sheet and Statement of Operations
                                   (unaudited)

(A) Reflects the Company's historical consolidated balance sheet as of September 30, 1996, as reported on Form 10-QSB.

(B) Reflects the historical balance sheets as of September 30, 1996, for the assets acquired by the Company.

(C)   Acquisition of Assets

      The purchase price for the hotel entity acquired has been allocated to assets acquired at their estimated fair values. The pro forma adjustments consist of the elimination of assets and liabilities not acquired by the Company, net of the fair value ascribed to purchased assets. In addition, costs incurred to secure financing were capitalized and will be amortized over the term of the related financing.

      The Company acquired the entity for $60,400,000. The terms of the transaction provided for a $55.1 million cash payment, with the balance comprised of a $2.9 million one year note and $2.4 million in Hudson Hotels Corporation Common Stock.

(D) Represents the Company's historical consolidated statement of operation for the nine months ended September 30, 1996. The results include two months operations of five entities, which the Company purchased July 31, 1996.

(E) The Company acquired five entities on July 31, 1996. These results represent seven months of operation prior to the acquisition which presents the Hudson properties as being acquired at the beginning of the year. The Company, in its capacity as sole general partner and by the terms of the partnership agreement, controls the partnership of Delray Beach Hotel Properties Limited, and thus consolidates its balance sheet and statement of operation. Consolidation of Delray Beach Hotel Properties Limited provides no additional net income or loss to the Company than from reporting the investment under the equity method of accounting. See notes D and G for certain pro forma adjustments made to correctly reflect the acquisition of the remaining interest of Delray Beach Hotel Properties Limited.

(F) Reflects the historical statement of operations for SB Motel Corp. for the nine months ended September 30, 1996 and historical statement of operations for SB Motel Corp. for the year ended December 31, 1995.

(G) Reflects the elimination of management fees, as the Company managed the entities described in Note (E) prior to the acquisition.

(H) Represents the elimination of management fees paid by SB Motel Corp. to an outside management company, which will no longer be incurred, as part of the acquisition.

(I) Reflects adjusted depreciation and amortization related to the acquisition of Hudson Properties and SB Motel Corp. The furniture, fixtures and equipment have an estimated useful life of five to seven years. The hotel structures have a useful life of forty years, and the value established to the Beach Club has a useful life of twenty years. Finance acquisition costs will be amortized from five to twenty-five years, the terms associated with the financing.

(J) Reflects adjusted interest expense for debt incurred as part of the acquisition of SB Motel Corp. The Company obtained a total of $76 million in financing, of which $56 million represents a first mortgage, $17 million of mezzanine debt financing and a $2.9 million note from SB Motel Corp.

(K) The pro forma adjustment to income taxes is based on the statutory tax rate.

(L) Reflects the elimination of minority interest share of net income generated by Delray Beach Hotel Properties Limited, one of the five hotel entities acquired on July 31, 1996.

(M) Reflects the elimination of income from equity interest the Company had in the Hudson properties acquired entities.

(N) Reflects the Company's proforma consolidated statement of operations for the year ended December 31, 1995, for the acquisition of the five Hudson properties, as reported on Form 8-K.